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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF MAYER, BROWN & PLATT]

                                  May 29, 1997



Glendale Federal Bank, Federal Savings Bank
414 North Central Avenue
Glendale, CA 91203


     Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and issuance from time to time of up to an aggregate of 10, 863,093 shares of the common stock, par value $1.00 per share, of Golden State Bancorp Inc. (the "Common Stock"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     In rendering our opinions set forth below, we have examined the proceedings heretofore taken, and are familiar with the proceedings proposed to be taken, by you and Golden State Bancorp Inc. in connection with the authorization, issuance and sale of the Common Stock. In addition, we have reviewed the Registration Statement and have examined such other documents, certificates, corporate records, public filings, opinions and instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents and the due authorization, execution and delivery of all documents where due execution and delivery are requisite to the effectiveness thereof. We have also relied, as to various matters of fact relevant to the opinions expressed herein, upon certificates and statements of officers of the Company and upon certificates or comparable documentation of public officials.

     Subject to the proposed additional proceedings being taken as contemplated in the Registration
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MAYER, BROWN & PLATT
 May 27, 1997
 Page 2

Statement and as we have discussed with you as your counsel prior to the issuance of the Common Stock, the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, and the due execution, registration and delivery of the certificates evidencing the Common Stock, we are of the opinion that:

     1. The Common Stock to be issued will, when issued and paid for in the manner contemplated in the Registration Statement and the exhibits thereto, be legally issued, fully paid and non-assessable; and

     2. The statements set forth in the Prospectus forming a part of the Registration Statement under the caption "Certain Federal Income Tax Considerations," to the extent that such statements constitute matters of law or legal conclusions, are accurate in all material respects.

     You have informed us that you intend to issue the Common stock from time to time on a delayed or continuous basis. In this connection, we hereby inform you that this opinion is limited solely to the application of the laws, rules and regulations in effect, and our information as to the relevant facts, on the date hereof. We undertake no obligation to provide any additional opinion in the event of, or to inform you of, any changes in applicable laws, rules or regulations or the effect, if any, on our opinions expressed herein of any new facts of which we may become aware after our delivery of this opinion.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of in the Registration Statement reviewed by us.


                                 Very truly yours,




                                 Mayer, Brown & Platt



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